Exhibit 10.3

559/449-9400
Fax	559/449-9493
URL www.nawes.com

July 11, 2005	7429 N. First Street
Suite 104
Fresno, CA 93720
Coast National Bank
Ms. Davina Palazzo
Executive Vice President
500 Marsh Street
San Luis Obispo, CA

Re: Office Space / Fresno, CA

Dear Ms. Palazzo:

In regard to Coast National Bank (CNB) procuring temporary office space in Fresno, California, NAI Commercial Pacific (NAI), has agreed with your employee, Mr. Patrick Durkin to enter into a month-to-month office use agreement.

The terms of the agreement are as follows:

1.     Space: One individual private office within the rental space of NAI Commercial Pacific’s Fresno office.

2.     Location: 7429 N. First St., Suite 104, Fresno, CA 93720

3.     Term:  Month-to-month but in no event to be less than six (6) months in duration with the opportunity to extend term with the consent of both parties.

4.     Rent: The rental rate shall be $1,300.00 per month in advance with zero deposit.

5.     Other matters:  Coast National Bank shall have the right to use all facilities within the office space including conference room, copier, fax capabilities and coffee service within normal and customary uses. NAI Commercial Pacific will provide telephone with separate direct line.  Telephone local calls will be at no cost to CNB but all long distance will be charged back.  NAI will provide five (5) days per week janitorial services and pay all utility charges associated with rental space.

We look forward to having Mr. Durkin in the office and look forward to a good relationship.  Please let us know the commencement date for our files.

Sincerely,
NAI Commercial Pacific

/s/ Gary C. Mathias
Gary C. Mathias, President

AGREED AND APPROVED

BY:	/s/ Davina Palazzo	DATE:	7/13/05
Davina Palazzo
Executive Vice President

BY:	/s/ Patrick Durkin, V. P.	DATE:	7/13/05
Patrick Durkin, V. P.
Business Development Officer

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